UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Vapor Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	84-1070932
(State of Incorporation or organization)	(I.R.S. Employer Identification no.)

3001 Griffin Road, Dania Beach, Florida	33312
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates (if applicable): Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the common stock, par value $0.001 per share, of Vapor Corp., a Delaware corporation (the “Registrant”), is contained in the section entitled “Description of Capital Stock” in the Registrant’s Prospectus dated March 11, 2014, which was filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on March 12, 2014 and forms a part of the Registrant’s Post-Effective Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-192391), as declared effective by the Commission on March 11, 2014. This information is incorporated herein by reference.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Vapor Corp.

Date: May 28, 2014	By:	/s/ Harlan Press
Harlan Press
Chief Financial Office

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